Exhibit 5.1

July 13, 2016	TROUTMAN SANDERS LLP Attorneys at Law Troutman Sanders Building 1001 Haxall Point P.O. Box 1122 (23218-1122) Richmond, Virginia 23219 804.697.1200 telephone 804.697.1339 facsimile troutmansanders.com

The Board of Directors

Eastern Virginia Bankshares, Inc.

330 Hospital Road

Tappahannock, Virginia 22560

Registration Statement on Form S-8 (File No. 333-179824)

Members of the Board:

We have acted as counsel to Eastern Virginia Bankshares, Inc., a Virginia corporation (the “Corporation”), in connection with the filing by the Corporation of a Post-Effective Amendment No. 1 to the above-referenced Registration Statement (as so amended, the “Registration Statement”) with the United States Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”), whereby 881 shares (the “Shares”) of common stock, $2.00 par value per share (the “Common Stock”), of the Corporation were registered to be issued in connection with the Eastern Virginia Bankshares, Inc. Amended and Restated Employee Stock Purchase Plan (the “Restated Plan”). The Corporation previously filed a registration statement on Form S-8 with the Commission on November 20, 2002 (File No. 333-101346), which registered 1,000 shares of Common Stock for issuance under the Corporation’s Employee Stock Purchase Plan (the “Original Plan”). The Restated Plan replaced the Original Plan. The 881 shares of Common Stock registered pursuant to the Registration Statement in connection with the Restated Plan were previously authorized for issuance in connection with the Original Plan but were never issued. The Restated Plan and the issuance of the Shares pursuant to the Restated Plan were approved by the Board of Directors of the Corporation by resolutions adopted February 16, 2012, and a further amendment and restatement of the Restated Plan was approved by unanimous written consent of the Compensation Committee of the Board of Directors of the Corporation effective July 9, 2016.

This opinion is being furnished in accordance with the requirements of Item 601(b)(5)(i) of Regulation S-K.

We have examined originals or copies, certified or otherwise identified to our satisfaction, of such corporate records, agreements, and other instruments, certificates, orders, opinions, correspondence with public officials, certificates provided by the Corporation’s officers and representatives, and other documents as we have deemed necessary or advisable for the purposes of rendering the opinion set forth herein, including (i) the corporate and organizational documents of the Corporation, including the Articles of Incorporation, as amended to date (the “Articles”), and the Bylaws of the Corporation, as amended to date, (ii) the resolutions (the “Resolutions”) of the Board of Directors of the Corporation and the Compensation Committee of the Board of Directors of the Corporation with respect to the Restated Plan, the issuance of the Shares under the Restated Plan, the Registration Statement and certain related matters, and (iii) the Registration Statement and exhibits thereto.

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Raleigh     Richmond     San Diego     Shanghai     Tysons Corner     Virginia Beach     Washington, DC

The Board of Directors

Eastern Virginia Bankshares, Inc.

July 13, 2016

For purposes of the opinions expressed below, we have assumed (i) the authenticity of all documents submitted to us as originals, (ii) the conformity to the originals of all documents submitted as certified, photostatic or electronic copies and the authenticity of the originals thereof, (iii) the legal capacity of natural persons, (iv) the genuineness of signatures not witnessed by us, (v) the due authorization, execution and delivery of all documents by all parties, other than the Corporation, and the validity, binding effect and enforceability thereof and (vi) the truth, accuracy and completeness of the information, representations and warranties contained in the records, documents, instruments and certificates we have reviewed.

Based on the foregoing, we are of the opinion that the Shares have been duly authorized and, when and if issued in accordance with the Articles, the Registration Statement, the Resolutions and the Restated Plan (assuming that, upon any issuance of the Shares, the total number of shares of Common Stock issued and outstanding will not exceed the total number of shares of Common Stock that the Corporation is then authorized to issue under the Articles), the Shares will be validly issued, fully paid and nonassessable.

We are members of the bar of the Commonwealth of Virginia and are not purporting to be experts on, or generally familiar with, or qualified to express legal conclusions based upon, laws of any state or jurisdiction other than the federal laws of the United States of America and the Commonwealth of Virginia and we express no opinion as to the effect of the laws of any other jurisdiction or as to the securities or blue sky laws of any state (including, without limitation, Virginia), municipal law or the laws of any local agencies within any state (including, without limitation, Virginia). This opinion is limited to the matters stated herein, and no opinion is implied or may be inferred beyond the matters expressly stated herein.

Our opinion is as of the date hereof and we have no responsibility to update this opinion for events and circumstances occurring after the date hereof or as to facts relating to prior events that are subsequently brought to our attention, and we disavow any undertaking to advise you of any changes in law.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement. In giving this consent, we do not hereby admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act, or the rules or regulations of the Commission promulgated thereunder.

Very truly yours,

/s/ Troutman Sanders LLP